SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 16, 2005

                                   __________


                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                       1-11988                22-2365834
 (State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)



           775 Passaic Avenue,
          West Caldwell, New Jersey                                  07006
  (Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (973) 882-0004

Item 1.01.        Entry into a Material Definitive Agreement.

On August 16, 2005, Greg Manning Auctions, Inc. (the "Company") and PNC Bank, National Association (the "Bank"), entered into a Restated Second Amendment to Loan Agreement, dated as of August 10, 2005 (the "Amended Loan Agreement"), which amends the original loan agreement between the Company and the Bank, dated May 29, 2004, as amended by the First Amendment dated December 22, 2004. The Amended Loan Agreement provides for an increased line of credit of up to $12,500,000 (from $10,000,000 originally), with advances thereunder bearing per annum interest at a "prime" rate (or a LIBOR-based rate plus 2.5% per annum, under certain circumstances), and includes certain other amendments to the original loan agreement. All advances under the Loan Agreement must be repaid by August 31, 2007.

In connection with the execution of the Amended Loan Agreement, the Company and the Bank entered into several other ancillary documents, including an amended Line of Credit Note and Security Agreement.

The Company's ability to borrow amounts under credit facility is subject to customary representations and covenants relating to the facility, compliance with certain customary conditions precedent and other terms and conditions included in the loan documents. The loan is collaterized by accounts receivable, consignor advances and inventory, and certain other collateral. Certain of the Company's subsidiaries have guaranteed its obligations under the credit facility and provided a security interest in their assets for these obligations. If certain events occur, such as the Company's failure to make timely payments of principal or interest, the Company will not be permitted to borrow amounts under the facility, and will be required to immediately repay all amounts outstanding under the facility.

The foregoing discussion is qualified by reference to the full text of the Amended Loan Agreement which is filed as an exhibit to this report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01.        Other Events.

Effective July 31, 2005, the Company purchased the remaining 35% equity interest in Corinphila Auktionen AG, a company located in Switzerland ("Corinphila"), with the result that the Company now owns 100% of the outstanding share capital of Corinphila.

The exercise price was 1.600.000 CHF (approximately U.S.$1,270,000), of which
1.000.000 CHF was paid on July 30, 2005 and 600.000 CHF will be paid by September 31, 2005. The sellers of the equity interest, Mr. Beat Vollenwieder and Mr. Martin Mader, are officers of Corinphila. The option to purchase this 35% interest, and the terms of such purchase, were set forth in a Share Purchase Agreement, dated September 19, 2002, between the sellers and Auctentia, S.L., which, together with Afinsa Bienes Tangibles, S.L., owns approximately 68% of the Company's outstanding common stock. Under the terms of the Share Purchase Agreement, Auctentia was able to designate the Registrant as the entity to exercise the option.

Item 9.01.        Financial Statements and Exhibits.


(c) Exhibits


      10.1 Restated Second Amendment to Loan Agreement, dated as of August 10, 2005 by and among Greg Manning Auctions, Inc., Greg Manning Auctions Real Estate, LLC and PNC Bank, National Association.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2005

                                      GREG MANNING AUCTIONS, INC.


                                      By: /s/ Larry Crawford
                                      -------------------------------
                                      Larry Crawford
                                      Chief Financial Officer